Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	M. Keith Waddell Vice Chairman, President and Chief Financial Officer (650) 234-6000

ROBERT HALF INTERNATIONAL INC. REPORTS REVENUES AND EARNINGS FOR THE FOURTH QUARTER OF 2008

MENLO PARK, California, January 28, 2009 — Robert Half International Inc. (NYSE symbol: RHI) today reported revenues and earnings for the fourth quarter ended December 31, 2008.

For the quarter ended December 31, 2008, net income was $39.0 million or $.26 per share, on revenues of $989.8 million. Net income for the prior year’s fourth quarter was $78.8 million or $.50 per share, on revenues of $1.22 billion.

For the year ended December 31, 2008, net income was $250.2 million or $1.63 per share, on revenues of $4.60 billion. For the year ended December 31, 2007, net income was $296.2 million or $1.81 per share, on revenues of $4.65 billion.

“Our financial results were impacted in North America and across the globe by very difficult labor markets, which weakened as the quarter progressed,” said Harold M. Messmer, Jr., chairman and chief executive officer of Robert Half International Inc. “We are faced with a great deal of economic uncertainty right now, but our financial condition remains solid, our competitive position remains strong, and our experienced field management team is both capable and determined. I am confident in their strength and experience as we navigate these rough waters.”

Robert Half International management will conduct a conference call today at 5 p.m. EST following the release. The dial-in number is 800-862-9098 (+1-785-424-1051 outside the United States) and the passcode is “Robert Half International.” A taped recording of this call will be available for replay beginning at approximately 8 p.m. EST today and ending at 8 p.m. EST on February 4. The dial-in number for the replay is 800-839-5685 (+1-402-220-2567 outside the United States). The conference call also will be archived in audio format on the company’s website at www.rhi.com.

Founded in 1948, Robert Half International Inc. is the world’s first and largest specialized staffing firm. It also is the parent company of Protiviti®, a global consulting and internal audit firm composed of experts in risk and advisory services. Robert Half’s specialized staffing divisions include Accountemps®, Robert Half® Finance & Accounting and Robert Half® Management Resources, for temporary, full-time and project professionals, respectively, in the fields of accounting and finance; OfficeTeam®, for highly skilled temporary administrative support personnel; Robert Half® Technology, for information technology professionals; Robert Half® Legal, for legal personnel; and The Creative Group®, for advertising, marketing and web design professionals.

Robert Half International has staffing and consulting operations in more than 400 locations worldwide.

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Certain information contained in this press release may be deemed forward-looking statements regarding events and financial trends that may affect the company’s future operating results or financial positions. These statements may be identified by words such as “estimate”, “forecast”, “project”, “plan”, “intend”, “believe”, “expect”, “anticipate”, or variations or negatives thereof, or by similar or comparable words or phrases. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the statements.

These risks and uncertainties include, but are not limited to, the following: the global financial and economic situation, changes in levels of unemployment and other economic conditions in the United States or foreign countries where the company does business, or in particular regions or industries; reduction in the supply of candidates for temporary employment or the company’s ability to attract candidates; the entry of new competitors into the marketplace or expansion by existing competitors; the ability of the company to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions; the impact of competitive pressures, including any change in the demand for the company’s services, on the company’s ability to maintain its margins; the possibility of the company incurring liability for its activities, including the activities of its temporary employees, or for events impacting its temporary employees on clients’ premises; the possibility that adverse publicity could impact the company’s ability to attract and retain clients and candidates; the success of the company in attracting, training, and retaining qualified management personnel and other staff employees; whether governments will impose additional regulations or licensing requirements on personnel services businesses in particular or on employer/employee relationships in general; whether there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; and litigation relating to prior or current transactions or activities, including litigation that may be disclosed from time to time in the company’s SEC filings.

Additionally, with respect to Protiviti, other risks and uncertainties include the fact that future success will depend on its ability to retain employees and attract clients; there can be no assurance that there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; failure to produce projected revenues could adversely affect financial results; and there is the possibility of involvement in litigation relating to prior or current transactions or activities.

Because long-term contracts are not a significant part of the company’s business, future results cannot be reliably predicted by considering past trends or extrapolating past results. The company undertakes no obligation to update information contained in this release.

A copy of this release is available at www.rhi.com.

ATTACHED:	Summary of Operations Supplemental Financial Information

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUMMARY OF OPERATIONS

(in thousands, except per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)

Net service revenues	$989,837	$1,220,068	$4,600,554	$4,645,666
Direct costs of services	587,451	696,447	2,686,983	2,667,838

Gross margin	402,386	523,621	1,913,571	1,977,828

Selling, general and administrative expenses	334,895	393,911	1,496,839	1,497,957
Amortization of intangible assets	740	754	2,617	2,594
Interest income	(323)	(2,912)	(5,161)	(13,127)

Income before income taxes	67,074	131,868	419,276	490,404
Provision for income taxes	28,066	53,052	169,095	194,192

Net income	$39,008	$78,816	$250,181	$296,212

Diluted net income per share	$.26	$.50	$1.63	$1.81

Shares:
Basic	148,190	156,068	151,607	159,767
Diluted	149,496	158,459	153,289	163,479

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)

REVENUES:
Accountemps	$374,179	$453,054	$1,735,412	$1,744,820
OfficeTeam	179,882	222,212	827,559	860,744
Robert Half Technology	101,360	110,841	437,477	425,086
Robert Half Management Resources	134,654	165,276	625,735	618,624
Robert Half Finance & Accounting	75,578	117,590	427,499	444,090
Protiviti	124,184	151,095	546,872	552,302

Total	$989,837	$1,220,068	$4,600,554	$4,645,666

GROSS MARGIN:
Temporary and consultant staffing	$292,564	$357,423	$1,331,549	$1,359,075
Permanent placement staffing	75,546	117,576	427,375	444,071
Risk consulting and internal audit services	34,276	48,622	154,647	174,682

Total	$402,386	$523,621	$1,913,571	$1,977,828

OPERATING INCOME:
Temporary and consultant staffing	$63,421	$98,925	$348,963	$372,892
Permanent placement staffing	2,589	21,906	60,482	86,109
Risk consulting and internal audit services	1,481	8,879	7,287	20,870

Total	$67,491	$129,710	$416,732	$479,871

SELECTED CASH FLOW INFORMATION:
Amortization of intangible assets	$740	$754	$2,617	$2,594
Depreciation expense	$16,708	$17,762	$70,593	$68,847
Capital expenditures	$17,926	$20,185	$73,413	$83,777
Open market repurchases of common stock (shares)	4,018	3,041	9,376	12,202

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	December 31,
	2008	2007
	(Unaudited)

SELECTED BALANCE SHEET INFORMATION:
Cash and cash equivalents	$344,896	$310,000
Accounts receivable, less allowances	$484,808	$593,169
Total assets	$1,401,989	$1,450,298
Current liabilities	$402,991	$447,952
Notes payable and other indebtedness, less current portion	$1,892	$3,753
Total stockholders’ equity	$983,888	$984,049